Exhibit 21.1

Splinternet Holdings, Inc.
PRINCIPAL SUBSIDIARIES
AS OF December 31, 2006

Name	State of Incorporation	Conducts Business Under
Splinternet Communications, Inc.	Connecticut	Splinter.net